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                                                                      EXHIBIT 21


                  SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT

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
Consolidated Subsidiaries of the Registrant
     (Jurisdiction of incorporation):
     Parker Drilling Company of Oklahoma, Incorporated (Oklahoma)               100%
     Parker Technology, Inc. (Oklahoma)                                         100%
     Parker-VSE, Inc. (formerly Vance Systems Engineering, Inc.) (Nevada) (1)   100%
     Parker Drilling Company International Limited (Nevada) (2)                 100%
     Parker Drilling Company of New Guinea, Inc. (Oklahoma)                     100%
     Parker Drilling Company Limited (Nevada)                                   100%
     Parker North America Operations, Inc. (Nevada) (3)                         100%
     Parker Drilling Company (Bolivia) S.A. (Bolivia)                           100%
     Parker Drilling Company International, Inc.                                100%
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Certain subsidiaries have been omitted from the list since they would not, even if considered in the aggregate, constitute a significant subsidiary. All subsidiaries are included in the consolidated financial statements.

     (1) Parker-VSE, Inc. (formerly Vance Systems Engineering, Inc.) owns 100% of Parker Drilling Company Limited (Bahamas) and 93% of Parker Drilling Company Eastern Hemisphere, Ltd. (Oklahoma). Parker Drilling Company Limited (Bahamas) owns 7% of Parker Drilling Company Eastern Hemisphere, Ltd. (Oklahoma).

     (2) Parker Drilling Company International Limited owns 100% of five subsidiary corporations, namely: Choctaw International Rig Corp. (Nevada); Creek International Rig Corp. (Nevada); Parker Drilling Company of Argentina, Inc. (Nevada); Parker Drilling Company of Siberia (Russia) and Parker Drilling International of New Zealand Limited (New Zealand). It also owns 50% of SaiPar Drilling Company B.V. (Netherlands).

     (3) Parker North America Operations, Inc. owns 100% of Parker Drilling Company North America, Inc. (Nevada); Parker USA Drilling Company (Nevada) and Parker Drilling Offshore Corporation (Nevada).

          Parker Drilling Offshore Corporation owns 100% of the following entities:

          Mallard Argentine Holdings, Ltd. (Cayman Islands)
          Mallard Drilling of South America, Inc. (Cayman Islands)
          Mallard Drilling of Venezuela, Inc. (Cayman Islands)
          Parker Drilling Offshore International, Inc. (formerly Mallard
               Drilling International, Inc.) (Cayman Islands), which also owns 75% of Parker Drilling (Nigeria) Limited (Nigeria) and 100% of KDN, Limited (Nigeria)
          Parker Drilling Offshore USA, L.L.C. (Oklahoma), which also owns 100% of Parker Drilling Company of Mexico, LLC (Nevada) and 98% of Parker Drilling de Mexico, SRL (Mexico). Parker Drilling Offshore Corporation owns 2% of Parker Drilling de Mexico, SRL.
          Parker Technology, L.L.C. (Louisiana)
          Parker Tools, LLC (Oklahoma), which owns 99% of Quail Tools, L.P.
               (formerly Quail Tools, L.L.P.) (Oklahoma). Quail USA, LLC owns 1% of Quail Tools, L.P.
          Quail USA, LLC (Oklahoma), which owns 1% of Quail Tools, L.P.
               (formerly Quail Tools, L.L.P.) (Oklahoma). Parker Tools, LLC owns 99% of Quail Tools, L.P.
          Parker Drilling Offshore Corporation owns 98% of PD Servicios
               Integrales, SRL (Mexico). Parker Drilling Offshore USA, L.L.C. owns 2% of PD Servicios Integrales, SRL